                           SCHEDULE 14A (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            JAG MEDIA HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)       Total fee paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

         1)       Amount previously paid:

                  --------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         3)       Filing Party:

                  --------------------------------------------------------------
         4)       Date Filed:

                  --------------------------------------------------------------

                                     [LOGO]


                         6865 SW 18th Street, Suite B13
                            Boca Raton, Florida 33433
                                 (561) 393-0605





                                                             ____________, 200__



To the Stockholders of JAG Media Holdings, Inc.:

         The Annual Meeting of Stockholders of JAG Media Holdings, Inc. will be held on ______, ________ __, 2004, at ______ a.m. in __________________.

         Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. Our 2003 Annual Report on Form 10-KSB is also enclosed and provides additional information regarding our financial results during the fiscal year ended July 31, 2003.

         On behalf of our Board of Directors and employees, I cordially invite all stockholders to attend the Annual Meeting. It is important that your shares be voted on matters that come before the meeting. Whether or not you plan to attend the meeting, I urge you to promptly complete, sign, date and return the enclosed proxy card in the prepaid envelope provided.

                                           Sincerely,

                                           /s/ Gary Valinoti

                                           Gary Valinoti
                                           President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To be Held on __________ ___, 2004

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of JAG Media Holdings, Inc., a Nevada corporation (the "Company"), will be held in ____________, at ______ a.m. on ________, _________ ___, 2004, for the following purposes:

         i.       To elect three directors to serve for the ensuing year;

         ii. To consider and act upon a proposal to ratify the selection of J.H. Cohn LLP as the Company's independent accountants for 2004;

         iii. To consider and act upon a proposal to amend and restate Article Fourth of the Articles of Incorporation of the Company to

                  (a) increase the aggregate authorized number of shares of all classes of stock from 200,000,000 to 300,440,000 of which (w) 250,000,000 shares shall be designated common stock, par value $0.00001 per share ("Common Stock"), (x) 400,000 shares shall be designated Series 2 Class B common stock, par value $0.00001 per share, (y) 40,000 shares shall be designated Series 3 Class B common stock, par value $0.00001 per share and (z) 50,000,000 shares shall be designated preferred stock, par value $0.00001 per share; and

                  (b) reclassify each outstanding share of the Company's existing Class A common stock, par value $0.00001 per share ("Class A Common Stock") and Series 1 Class B common stock, par value $0.00001 per share ("Series 1 Class B Common Stock") into one share of Common Stock upon surrender of physical share certificates representing the existing Class A Common Stock and Series 1 Class B Common Stock for new Common Stock certificates; and

         iv. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on ________, _________ ___, 2004 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of Class A Common Stock and Series 1 Class B Common Stock of the Company at that date are entitled to vote at the Annual Meeting or any adjournments thereof.

                                             By Order of the Board of Directors,

                                             /s/ Stephen J. Schoepfer

                                             Stephen J. Schoepfer
                                             Secretary

Boca Raton, Florida
__________ ___, 200__

Your vote is important. Please complete, sign, date and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the meeting. Returning the Proxy will not limit your right to vote in person or to attend the Annual Meeting, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each of the proxy cards that you receive so that all of your shares may be voted. The Proxy is revocable at any time prior to its use.

                                     [LOGO]


                            JAG MEDIA HOLDINGS, INC.
                         6865 SW 18th Street, Suite B13
                            Boca Raton, Florida 33433
                                 (561) 393-0605

                                                           __________ ___, 200__

                                 PROXY STATEMENT


         This Proxy Statement is being mailed on or about ________ ___, 2004, to holders of record as of __________ ___, 200___ (the "Record Date"), of Class A common stock, par value $0.00001 per share ("Class A Common Stock") and Series 1 Class B common stock, par value $0.00001 per share ("Series 1 Class B Common Stock"), of JAG Media Holdings, Inc. (the "Company" or "JAG Media") in connection with the solicitation by the Board of Directors of the Company of a proxy in the enclosed form for the Annual Meeting of Stockholders of the Company to be held on ________ ___, 2004 (the "Annual Meeting").

         A proxy card is enclosed for your use. YOU ARE REQUESTED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which requires no postage if mailed in the United States.

         If no instructions are specified on the proxy, shares represented thereby will be voted for the election of the three nominees listed herein as directors of the Company and for Proposals 2 and 3 described herein.

         Any stockholder who has given a proxy may revoke his or her proxy by executing a proxy bearing a later date or by delivering written notice of revocation of his or her proxy to the Secretary of the Company at the Company's executive offices at any time prior to the meeting or any postponement or adjournment thereof. Any stockholder who attends in person the Annual Meeting or any postponement or adjournment thereof may revoke any proxy previously given and vote by ballot.

         As of __________ ___, 200__, there were ___________ shares of Class A
Common Stock and ____________ shares of Series 1 Class B Common Stock issued and outstanding. The presence of the holders of a majority of the issued and outstanding shares of Class A Common Stock and Series 1 Class B Common Stock entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "non-votes" (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) will be counted for purposes of determining the existence of a quorum at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth above.

         Nevada law specifies that directors must be elected by a plurality of the votes cast by holders of shares of Class A Common Stock and Series 1 Class B Common Stock, and the approval of any other matters will require the affirmative vote of holders of a majority of the shares of Class A Common Stock and Series 1 Class B Common Stock whose votes are cast on the subject matter. Cumulative voting for the election of directors is not permitted. Abstentions will be treated as shares present and will count for purposes of determining the presence of a quorum, but abstentions will not be counted for purposes of determining an affirmative plurality or majority vote. Shares relating to any proxy as to which a broker non-vote is indicated will be considered present and count for determining the presence of a quorum, but broker non-votes will have no effect on the outcome of the vote on any proposals.

         Accordingly, in the case of shares that are present at the Annual Meeting for quorum purposes, not voting such shares for a particular nominee for director (Proposal 1) will not prevent the election of such nominee if other stockholders vote for such nominee, nor will an abstention on (i) the proposal to ratify the appointment of the Company's auditors (Proposal 2) or (ii) the vote to indicate the stockholders' approval of the amendment and restatement of Article Fourth of the Company's Articles of Incorporation (Proposal 3) operate as a vote "against" such proposals.

         The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Class A Common Stock and Series 1 Class B Common Stock.

         The Company's Annual Report on Form 10-KSB for the year ended July 31, 2003 (the "Annual Report"), which contains the Company's financial statements for such year, is being mailed to all stockholders entitled to vote at the Annual Meeting with this Proxy Statement.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The number of directors of the Company currently is fixed at three. The Board of Directors has nominated the three persons named below to serve as directors until the next Annual Meeting of Stockholders or until their earlier resignation or removal. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may (i) designate a substitute nominee or nominees, in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee, (ii) allow the vacancy to remain open until a suitable candidate or candidates are located or (iii) by resolution provide for fewer directors. Proxies for this Annual Meeting may not be voted FOR more than three nominees.

Nominees for Election at this Annual Meeting.

         Gary Valinoti, age 45, was a co-founder of the predecessor to JAG Media Holdings, Inc. and has served as our President and Chief Executive Officer and as a member of our Board of Directors since March 1999. Mr. Valinoti has been a member of our Board of Directors since July 1999. From August 1992 until March 1999 Mr. Valinoti served as President, and as a member of the Board of Directors, of JagNotes, Inc., the company that produced the JAGNotes fax service throughout that period. Prior to his involvement with JagNotes, Inc., Mr. Valinoti held positions with various firms in the securities industry including Mosely, Hallgarten, Estabrook & Weeden where he was involved in institutional and currency trading, and started the firm's arbitrage department. Mr. Valinoti attended Wagner College.

         Thomas J. Mazzarisi, age 46, has served as our Executive Vice President and General Counsel since March 1999. Mr. Mazzarisi has also served as our Chief Financial Officer since November 9, 2001. Mr. Mazzarisi has been a member of our Board of Directors since July 1999. From 1997 until joining JAG Media Holdings, Inc., Mr. Mazzarisi practiced law from his own firm in New York, specializing in international commercial transactions. From 1988 until 1997, Mr. Mazzarisi was a Senior Associate at the law firm of Coudert Brothers where he also specialized in international commercial transactions. Prior to joining Coudert Brothers, Mr. Mazzarisi was Deputy General Counsel of the New York Convention Center Development Corporation. Mr. Mazzarisi is a graduate of Fordham University where he received a B.A. in Political Economy and was elected to Phi Beta Kappa. Mr. Mazzarisi received his J.D. from Hofstra University School of Law.

         Stephen J. Schoepfer, age 44, has served as our Executive Vice President, Chief Operating Officer and Secretary since July 1999. Mr. Schoepfer has been a member of our Board of Directors since July 1999. Prior to joining the Company in July 1999, he was a Financial Advisor with the investment firm of Legg Mason Wood Walker. Prior to joining Legg Mason, Mr. Schoepfer served as a Financial Advisor and Training Coordinator at Prudential Securities. Mr. Schoepfer attended Wagner College.

Vote Required For Approval.

         The vote of a plurality of holders of the outstanding shares of Class A Common Stock and Series 1 Class B Common Stock present in person or represented by duly executed proxies at the Annual Meeting for the election of a given nominee is necessary to elect such nominee as a director of the Company. Accordingly, the three director nominees receiving the greatest number of votes cast will be elected, regardless of the number of votes withheld for the election of such director nominees. Shares represented by an executed proxy in the form enclosed will, unless otherwise directed, be voted for the election of the three persons nominated to serve as directors.

         The Board of Directors unanimously recommends that stockholders vote FOR the election of the three persons nominated to serve as directors.

Board Organization And Meetings.

         During the fiscal year ended July 31, 2003, the Board of Directors acted on seven occasions by unanimous written consent.

         The Company does not have a standing audit, nominating or compensation committee. The Company does not believe it is feasible or in the best interest of the Company to establish stand alone audit, nominating or compensation committees given that as of November 1, 2003 the Company only had five employees, three of whom serve as directors.

         Our three directors and executive officers, Messrs. Mazzarisi, Schoepfer and Valinoti, are responsible for reviewing and recommending potential nominees to the Board of Directors, but do not follow any specific process in identifying and evaluating the nominees. Historically, including for purposes of this forthcoming Annual Meeting, nominations have never been submitted by the Company's stockholders and our directors have therefore never considered any such nominations. However if in the future stockholders would like to nominate persons for election as directors they could submit such nominations in writing either by mail to the Board of Directors, c/o Thomas J. Mazzarisi, JAG Media Holdings, Inc., 6865 SW 18th Street, Suite B-13, Boca Raton, FL 33433. In order to ensure that our Board has a reasonable opportunity to evaluate such nominations, the Company requests that such nominations be submitted no later than 120 days prior to the mailing of our proxy statement.

         Stockholders may communicate with any or all members of the Board of Directors by writing to the above address. We encourage our directors to attend the annual meeting of stockholders. Two members of the Board of Directors attended the annual meeting of stockholders held on January 31, 2003 (one in person and one by telephone).

Directors' Remuneration.

         The Company currently does not compensate its directors, all of whom receive compensation as officers.

                                   PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, subject to ratification by the stockholders, has appointed J.H. Cohn LLP as independent public accountants to examine the Company's consolidated financial statements for the fiscal year ending July 31, 2004. J.H. Cohn LLP has served as the Company's independent public accountants since April 1999 and performed the audit of the Company's 2003 financial statements.

Vote Required For Approval.

         The affirmative vote of holders of a majority of the shares of Class A Common Stock and Series 1 Class B Common Stock whose votes are cast on this proposal is required to ratify the appointment of the Company's independent accountants. Shares represented by an executed proxy in the form enclosed will, unless otherwise directed, be voted "FOR" the ratification of the appointment of J.H. Cohn LLP as the Company's independent auditors.

         The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of J.H. Cohn LLP as independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending July 31, 2004.

Audit Fees.

         The aggregate fees billed for the fiscal year ended July 31, 2003 for professional services rendered by J.H. Cohn LLP for the audit of the our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-QSB were $67,634.

Audit Related Fees.

         The aggregate fees billed for the fiscal year ended July 31, 2003 for assurance and related services rendered by J.H. Cohn LLP related to the performance of the audit or review of our financial statements were $29,153. The services rendered by J.H. Cohn LLP in this regard were accounting services relating to the preparation of various registration statements and other regulatory filings made by the Company.

Tax Fees.

         The aggregate fees billed for the fiscal year ended July 31, 2003 for services rendered by J.H. Cohn LLP in connection with the preparation of our federal and state tax returns were $3,855.

                                   PROPOSAL 3

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF ARTICLE FOURTH OF THE ARTICLES OF INCORPORATION OF THE COMPANY WHICH WOULD INCREASE THE NUMBER OF OUR AUTHORIZED SHARES AND EFFECT A RECAPITALIZATION OF OUR EXISTING CLASS A COMMON STOCK AND SERIES B CLASS B COMMON STOCK

         At the Annual Meeting, the stockholders of JAG Media will be asked to consider and vote upon an amendment and restatement of Article Fourth of the Company's Articles of Incorporation (the "Amended and Restated Articles") (see Appendix A attached hereto). The effect of the Amended and Restated Articles will be to:

         o increase the aggregate authorized number of shares of all classes of stock from 200,000,000 to 300,440,000 of which (a) 250,000,000 shares shall be designated common stock, par value $0.00001 per share ("Common Stock"), (b) 400,000 shares shall be designated Series 2 Class B common stock, par value $0.00001 per share ("Series 2 Class B Common Stock"), (c) 40,000 shares shall be designated Series 3 Class B common stock, par value $0.00001 per share ("Series 3 Class B Common Stock") and (d) 50,000,000 shares shall be designated preferred stock, par value $0.00001 per share ("Preferred Stock"); and

         o reclassify each outstanding share of the Company's existing Class A Common Stock and Series 1 Class B Common Stock into one share of Common Stock upon surrender of physical share certificates representing the existing Class A Common Stock and Series 1 Class B Common Stock for new Common Stock certificates.

Vote Required For Approval of Amended and Restated Articles.

         The affirmative vote of holders representing a majority of the outstanding voting power of existing Class A Common Stock and Series 1 Class B Common Stock at the Record Date is required to approve the Amended and Restated Articles.

         The Board of Directors unanimously recommends that stockholders vote FOR approval of the Amended and Restated Articles.

Principal Effects of the Amended and Restated Articles.

         Effective Time. If the Amended and Restated Articles are approved by our stockholders at the Annual Meeting, the recapitalization will become effective upon filing the Amended and Restated Articles with the Secretary of State of the State of Nevada (the "Effective Time"), which will occur as soon as practicable after the Annual Meeting following the qualification for trading of the Common Stock on the Nasdaq OTC Bulletin Board and filing of a Form 8-A Registration Statement relating to the Common Stock with the Securities and Exchange Commission.

         Change in Capital Structure. Approval of the Amended and Restated Articles would have the following effects on our capital structure at the Effective Time:

         o the aggregate number of all classes of our authorized shares will be increased from 200,000,000 to 300,440,000;

         o the number of our authorized Common Stock will be 250,000,000 shares;

         o the number of our authorized Class B common stock will be 440,000 shares, of which 400,000 have been designated as Series 2 Class B Common Stock and 40,000 have been designated as Series 3 Class B Common Stock;

         o each share of our outstanding Class A Common Stock and each share of our outstanding Series 1 Class B Common Stock will be reclassified into one (1) share of Common Stock; and

         o the number of our authorized Preferred Stock will be 50,000,000 shares.

         If the recapitalization is approved by the stockholders, we will issue new share certificates for the Common Stock upon surrender of physical share certificates for the existing Class A Common Stock and Series 1 Class B Common Stock. Our transfer agent, Computershare Trust Company, Inc., will make a record of all stockholders of record holding old stock certificates by comparing beneficial owner lists provided to them by brokers to the official position in our shares as recorded by DTC and based on this information will determine which stockholders are entitled to receive the new certificates representing Common Stock.

         The recapitalization will affect all of our outstanding Class A Common Stock and Series 1 Class B Common Stock and the number of shares to be received in the recapitalization will be the same for all of our Class A Common Stock and Series 1 Class B Common Stock. The recapitalization will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interest in JAG Media.

         No fractional shares will be issued or issuable in the recapitalization because no fractional shares are currently outstanding.

         Common Stock.

         o The rights, preferences, privileges and restrictions of the Common Stock are set forth in full in the proposed amendment and restatement of Article Fourth of our Articles of Incorporation set forth as Appendix A to this proxy statement. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, the amendment set forth in Appendix A.

         o Each share of Common Stock will have rights, preferences, privileges and restrictions identical to the existing Class A Common Stock.

         o All shares of Common Stock will be entitled to one vote on any matter to be voted on by the stockholders of the Company. There is no provision in the Amended and Restated Articles permitting cumulative voting. Under our Articles of Incorporation and the laws of the State of Nevada, the affirmative vote of the holders representing a majority of the outstanding voting power of Common Stock entitled to vote will be required to amend our Articles of Incorporation.

         o The Common Stock will not carry any preemptive rights enabling a holder to subscribe for or receive shares of JAG Media of any class or any other securities convertible into any class of JAG Media's shares.

         Class B Common Stock.

         o The Amended and Restated Articles will not change the existing rights, preferences, privileges and restrictions of the Series 2 Class B Common Stock and Series 3 Class B Common Stock.

         Preferred Stock.

         o Our Board of Directors is authorized to issue the Preferred Stock and the terms of the Preferred Stock, including dividend rates, conversion prices, voting rights, redemption prices and similar matters, shall be determined by our Board of Directors.

         Dividends and Distributions. Each share of Common Stock, Series 2 Class B Common Stock and Series 3 Class B Common Stock will be equal in respect to dividends and other distributions in cash, stock or property, including distributions in connection with any recapitalization and upon liquidation, dissolution, or winding up of JAG Media.

         Future Financings and Acquisitions.The Amended and Restated Articles provide for 250,000,000 authorized shares of Common Stock, 440,000 authorized shares of Class B common stock, and 50,000,000 authorized shares of Preferred Stock. Therefore, our Board of Directors may issue additional shares of Common Stock and shares of Preferred Stock, from time to time in the future, for any proper corporate purpose, including public and private equity offerings, convertible debt offerings, stock splits, stock dividends, acquisitions, warrants, stock option plans, and funding of employee benefit plans. No further action or authorization by our stockholders would be necessary prior to the issuance of additional shares of Common Stock or or the issuance of the Preferred Stock. The future issuance by us of shares of Common Stock or Preferred Stock may dilute the equity ownership position and the rights, preferences and privileges of existing stockholders. Unissued shares of Common Stock or Preferred Stock could be issued in circumstances that would serve to preserve control of our existing management.

         Anti-Takeover Effects. The Amended and Restated Articles could have a potential anti-takeover effect with respect to JAG Media. The recapitalization involves the authorization of 100,440,000 additional shares of stock. Without further stockholder action, the Board of Directors of JAG Media could authorize the issuance of all or any part of such additional shares, including Preferred Stock with special voting rights by class or with more than one vote per share, to a "white knight" in order to deter a potential buyer of JAG Media. As a result, the recapitalization might have the effect of preventing or discouraging an attempt by a party unable to obtain the approval of the Board of Directors of JAG Media to take over or otherwise gain control of JAG Media. As of the date of this proxy statement, management knows of no specific effort to accumulate securities of JAG Media or to obtain control of JAG Media by means of a merger, amalgamation, tender offer or solicitation in opposition to management or otherwise.

         Nasdaq OTC Bulletin Board; Registration Under the Securities Exchange Act of 1934. In connection with the recapitalization, the Company will use its best efforts to have the Common Stock qualified for trading on the Nasdaq OTC Bulletin Board. It is expected that the Common Stock will begin trading at approximately the same time as the existing Class A Common Stock is removed from trading on the Nasdaq OTC Bulletin Board at or about the Effective Time.

         The recapitalization of our Class A Common Stock and Series 1 Class B Common Stock into Common Stock will be exempt from registration pursuant to
Section 3(a)(9) of the Securities Act of 1933, as amended. However, holders of restricted shares of Class A Common Stock and Series 1 Class B Common Stock will continue to hold restricted Common Stock. The Common Stock will be registered under the Securities Exchange Act of 1934, as amended, and we will continue to file periodic reports and proxy statements with the Securities and Exchange Commission.

         Effect on Market Value and Price. The market price of the Common Stock after effectiveness of the Amended and Restated Articles will depend, as does the price of existing Class A Common Stock prior to such time, on many factors, including among others, the future performance of the Company, general market conditions, and conditions relating to similar companies in our industry in general. Accordingly, we cannot predict the prices or price range at which the Common Stock will trade following the effectiveness of the Amended and Restated Articles.

         Fairness. Because the Class A Common Stock will be exchanged for Common Stock, which will have substantially the same rights, preferences and privileges as the existing Class A Common Stock, our Board of Directors believes that the recapitalization is fair to the stockholders. In making this determination, our Board of Directors, however, did not obtain an independent report, opinion or appraisal relating to the fairness of the recapitalization.

Neither the Securities and Exchange Commission nor any state securities commission has: (i) approved or disapproved of the recapitalization of JAG Media Holdings, Inc.; (ii) passed on the merits of the merits or fairness of the recapitalization; or (iii) passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

         Certain Federal Income Tax Consequences. The following is a summary of certain U.S. federal income tax consequences to the stockholders of the Company resulting from the recapitalization of existing Class A Common Stock and Series 1 Class B Common Stock for Common Stock. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, administrative pronouncements, judicial decisions and Treasury Regulations, all of which are subject to change, possibly with retroactive effect. The following discussion assumes that the stockholders hold their existing Class A Common Stock and Series 1 Class B Common Stock as capital assets. The following discussion does not purport to be a complete discussion of all U.S. federal income tax considerations resulting from the recapitalization of existing Class A Common Stock and Series 1 Class B Common Stock for Common Stock. The following discussion does not address the tax consequences to the holders of any options or warrants to purchase existing Class A Common Stock and Series 1 Class B Common Stock. The following discussion also does not address the tax consequences resulting under state, local or non-U.S. tax laws. In addition, the following discussion may not apply, in whole or in part, to particular categories of our stockholders, such as dealers in securities, insurance companies, non-U.S. persons, tax-exempt organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that own securities that are a hedge or that are hedged against interest rate or currency risks, persons that own securities as part of a straddle or conversion transaction for tax purposes, persons whose functional currency for tax purposes is not the U.S. dollar, financial institutions and stockholders that acquired existing Class A Common Stock or Series 1 Class B Common Stock upon the exercise of compensatory stock options or otherwise as compensation.

THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES RESULTING FROM THE RECAPITALIZATION OF EXISTING CLASS A COMMON STOCK AND SERIES 1 CLASS B COMMON STOCK FOR COMMON STOCK, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES.

         The recapitalization will constitute a "reorganization" within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, a stockholder will recognize no gain or loss on the substitution of its existing Class A Common Stock and Series 1 Class B Common Stock with Common Stock.

         A stockholder's aggregate basis in the Common Stock will be the same as the stockholder's aggregate basis in the Class A Common Stock and Series 1 Class B Common Stock exchanged therefor. If a stockholder acquired its shares of existing Class A Common Stock and Series 1 Class B Common Stock in different lots at different prices, the basis of the shares of Common Stock received will be calculated separately with respect to each lot of existing Class A Common Stock and Series 1 Class B Common Stock replaced by Common Stock, provided such stockholder takes adequate steps to identify the shares of Common Stock received with respect to the different lots of existing Class A Common Stock and Series 1 Class B Common Stock. A stockholder's holding period for its Common Stock will include such stockholder's holding period for its existing Class A Common Stock and Series 1 Class B Common Stock.

         Return of Shares of Class A Common Stock and Series 1 Class B Common Stock for Shares of Common Stock. To complete the recapitalization, all outstanding share certificates representing shares of our existing Class A Common Stock and Series 1 Class B Common Stock must be returned to our transfer agent, Computershare Investor Services, Inc., so that shares of the new Common Stock may be issued.

         If you are not a registered stockholder holding physical share certificates, you should contact your broker and request your broker to obtain physical share certificates prior to the Effective Time so that they can be promptly submitted with the transmittal form to obtain your new share certificates for the Common Stock.

         Transmittal forms will be sent by our transfer agent to each stockholder of record to be used in forwarding each stockholder's existing share certificate(s) (the "Old Certificates") for surrender for certificate(s) representing the appropriate number of shares of new Common Stock. After receipt of such transmittal form, each holder should surrender his or her Old Certificates. The transmittal forms will be accompanied by instructions specifying other details of the surrender and replacement. The transmittal form will also be posted on our website and can be downloaded from the website.

         After the Effective Time, each Old Certificate that previously represented shares of existing Class A Common Stock or Series 1 Class B Common Stock will only represent the right to receive the shares of new Common Stock. The holder of Old Certificates not surrendered will not be entitled to vote or to receive any dividends or other distributions payable by us after the Effective Time until the Old Certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of the surrender of the Old Certificates, all such unpaid dividends or distributions will be paid without interest. After the Effective Time, neither Old Certificates nor any existing Class A Common Stock will continue to trade on the Nasdaq OTC Bulletin Board.

STOCKHOLDERS SHOULD NOT SEND THEIR SHARE CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE A TRANSMITTAL FORM OR DOWNLOAD A TRANSMITTAL FORM FROM OUR WEBSITE.

Purposes of the Amended and Restated Articles.

         After careful consideration of the potential advantages and disadvantages of the recapitalization, our Board of Directors believes that the recapitalization is in the best interest of the Company and its stockholders. The material advantages and disadvantages of the recapitalization considered by the Board of Directors are set forth below.

         Advantages.

         Flexibility in Structuring Future Financings and Acquisitions.

         The Board of Directors believes increasing the overall number of authorized shares of capital stock from 200,000,000 to 300,440,000 shares, including the number of authorized shares of Preferred Stock from 15,000,000 to 50,000,000 shares, will improve the Company's ability to issue equity for sale, conversion or acquisition purposes. For example, in connection with an acquisition or financing our Board of Directors will have the ability to negotiate and issue Preferred Stock with rights different from those rights granted to the holders of Common Stock. Alternatively, we may find it more beneficial at some point to sell Preferred Stock than Common Stock, which could also be convertible into Common Stock. This flexibility will allow our Board of Directors to be more creative in the structuring of an acquisition, sale of equity or financing and to complete such transaction more quickly. We, however, have no current agreements to issue additional equity or convertible debt securities in connection with any acquisition or financing transaction.

         Effort to Combat Naked Short Selling in the Company's Shares.

         In late 2001, our Board of Directors began to suspect that the price of the shares of our common stock trading on the Nasdaq OTC Bulletin Board might have been artificially affected by abnormally high short selling by speculators who were not stockholders of JAG Media. Our directors became concerned about this possible problem after reviewing the trading activity in the Company's shares over an extended period of time, consulting with the Company's advisors and stockholders, making inquiries of various market makers in the Company's stock, and examining trading records provided to the Company by DTC. The directors were concerned that speculators might have been engaging in a practice commonly known as "naked short selling," which means that certain brokers may have been permitting their short selling customers to sell shares their customers did not own and may have failed to borrow so that such customers were not capable of delivering the shares sold to the purchaser of the shares. This practice could result in a substantial number of purchasers who believe they are stockholders of JAG Media, but who in fact would not be stockholders since their brokers may never have received any shares of JAG Media in their account. Naked short selling can be illegal if done with the conscious intention of leaving the short position as a paper entry indefinitely. Because of these effects of naked shorting which threatened the investment of our stockholders, including those who believed they were our stockholders, and the integrity of the market for our shares, our directors concluded that their fiduciary duties required them to take steps to attempt to remedy the problem they perceived.

         In part in order to combat this perceived naked short selling problem, on April 8, 2002 the Company effected a recapitalization of its common stock into shares of Class A Common Stock and Series 1 Class B Common Stock. In connection with the recapitalization the Company issued new share certificates for the Class A Common Stock and Series 1 Class B Common Stock upon surrender of physical share certificates for the existing common stock.

         In a press release dated January 24, 2003, we announced that our Board had amended our Bylaws to adopt custody only trading effective as of such date. The proposal to implement custody only trading of our shares of Class A Common Stock had been earlier presented to our stockholders for consideration at our Annual Meeting which was then held on January 31, 2003. In a straw vote, in excess of 21,000,000 shares (representing more than 98% of the votes cast on the matter) were voted in favor of the custody only trading proposal contained in our proxy statement.

         We effected a dividend of a new series of Class B common stock to our stockholders of record as of the close of business on April 14, 2003 in the ratio of one share of Series 2 Class B Common Stock for every 100 shares of Class A Common Stock. Such shares of Series 2 Class B Common Stock were non-voting, had dividend and liquidation rights equal to the Class A Common Stock and were redeemable. The shares of Series 2 Class B Common Stock did not have a CUSIP number and were issuable to registered beneficial stockholders and to all beneficial owners who appeared on beneficial owner lists supplied by their broker provided that list was consistent with the broker's share position with DTC.

         Some stockholders of the Company contacted members of our Board of Directors to inform them that they had not received their Series 2 Class B Common Stock dividend certificates. As our Board deliberated whether or not to recommend the current recapitalization, our directors expressed concern about the number and size of problems which emerged from the stock dividend. These included the Series 2 Class B Common Stock certificates which can still not yet be mailed to beneficial owners because certain brokers have either failed to submit a beneficial owner list to our transfer agent or the list they have submitted does not correspond to their official position in our shares as recorded by DTC. Our Board believes that the problems that have arisen in connection with the issuance of our dividend are indicative of continued open naked short selling positions in the Company's shares. Our Board believes that the current proposal to effect another recapitalization at this time, along with the procedures described below will help combat this problem.

         Since, if this proposal is adopted by our stockholders, the resulting Amended and Restated Articles will affect the statements contained in certificates for outstanding shares, our Board of Directors has exercised its discretion as provided by Nevada law to require cancellation of outstanding certificates for our shares and issuance of new certificates conforming to the rights of our stockholders. Accordingly, we will issue new share certificates for the Common Stock upon surrender of physical share certificates for the existing Class A Common Stock. No stock certificate will be issued or entered into the Company's books via its transfer agent in the name of Cede & Co., DTC or any entity fulfilling a similar function unless the name of the ultimate beneficial owner of the shares is reflected on the face of such certificate as required by the Amended and Restated Articles and our Bylaws. No new certificates will be issued to buyers of the Company's shares until the seller's certificate for the same number of shares shall have been surrendered and cancelled. This procedure will allow the transfer agent to make an accurate record of all stockholders of record holding old share certificates and determine accurately which stockholders are entitled to receive the new Common Stock. It will also ensure that new purchasers of shares of our Common Stock in fact become legal and valid holders of our Common Stock. If there are investors who believe they hold shares in our Company but who are unable to obtain physical certificates for their current shareholdings through their brokers, this procedure may also result in short sellers being required to cover their positions.

         Our Board believes that without the physical delivery of the old share certificates to ensure a stockholder's right to receive the new share certificates for the Common Stock, customers of brokerage firms who have had their shares borrowed, or who have purchased shares but have not received delivery of the shares, may not be protected by back office journal entries or similar record keeping and may therefore not ultimately be entitled to receive the Common Stock resulting from the recapitalization. Our Board reserves its right to exercise its further discretion as provided by Nevada law to fix a time by which holders of outstanding certificates for shares of our Class A Common Stock must surrender and exchange such certificates for new certificates representing shares of Common Stock.

         Disadvantages.

         While the Board of Directors has determined that implementation of the recapitalization is in the best interests of the Company and our stockholders, the recapitalization may also be considered to have certain disadvantages, including those set forth below.

         As the new Common Stock would be issued and traded in certificated form only, it may not be registered solely in the name of a nominee such as Cede & Co. or DTC unless at all times the name of the beneficial owner of such shares would be reflected on the face of the certificate. This form of "custody only" trading may be considered to have certain disadvantages, including those set forth below.

         o Implementation of the recapitalization will restrict or limit current or future stockholders from clearing purchases and sales of our shares in the normal method used by broker-dealers. Accordingly, implementation of this policy could result in a reduction in the volume of trading in our shares and we cannot predict the price or price range at which the Common Stock will trade following the effectiveness of the recapitalization.

         o The implementation of the recapitalization could result in delays in the processing and clearing of transactions involving the company's shares, which could delay efforts by the company's current or future stockholders to timely dispose of their shares or to take advantage of favorable market conditions.

         o A decline in the trading volume of our shares caused by a transition to "custody only" trading might have the effect of discouraging an attempt by a third party to take over or otherwise gain control of the Company.

         o If enacted, this new trading policy could also adversely affect the decision of certain investors, including institutional investors, that would otherwise consider investing in our stock. As a result of the practical implications of the proposal, our stock may be deemed to be less attractive to certain investors, including managers of certain institutional investors who may hold their shares in bank nominee names.

         o If you are not already a registered stockholder, your broker may charge you a fee if you choose to obtain and/or hold or process physical share certificates in your own name through your broker. In addition, you would have to execute a transfer document when you want to sell your shares.

         o We entered into a $10 million equity line financing arrangement with Cornell Capital Partners, L.P. on April 9, 2002. The equity line purchase agreement provides for the purchase by Cornell Capital of up to $10 million worth of our shares over a 24-month period. It is a condition to the equity line that on any given closing date, there shall be at least one bid for our shares on the Nasdaq OTC Bulletin Board. If this condition is not satisfied, we cannot require Cornell Capital to purchase our shares. In addition, we note that the obligation of Cornell Capital to complete its purchases under the equity line is not secured or guaranteed. If the market for our shares diminishes as a result of the recapitalization, Cornell Capital might refuse to honor its obligation to us under the equity line and we may not be able to force it to do so or be able to obtain an award for damages in a timely manner. If we are unable to draw in whole or in part on the equity line purchase agreement, our cash, cash equivalents, and securities will not be sufficient to meet our anticipated cash needs unless we obtain alternative financing. If we require additional funding and do not obtain it, we may be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in the Company.

         o The implementation of the recapitalization will require the Company to incur additional expenses, including legal fees, printing costs and transfer agent fees and expenses incurred in connection with the need to issue physical share certificates and maintain the books and records of the transfers of our Common Stock.

         o The implementation of the recapitalization could result in a short-term decline in the trading price of the Company's stock as a result of sales of your securities by institutional investors and others who are unwilling or who may find it impractical to hold certificated positions.

         o The implementation of the recapitalization could result in market makers being unwilling to quote the company's stock, and/or broker-dealers being unwilling to trade the Company's stock, thus affecting the ability of the Company's current or future stockholders to timely dispose of their shares or to take advantage of favorable market conditions.

         o The implementation of the recapitalization could limit the ability of the Company's current or future stockholders or others, such as market makers, to take bona fide short positions in the company's stock for risk management or other legitimate purposes.

         o The implementation of the recapitalization could increase the risk of the physical certificates being lost in the mail and/or stolen.

         o Finally, the implementation of the recapitalization could lead to legal claims being brought against the Company and/or its transfer agents by, among others, the Federal and state securities regulators, the self regulatory organizations that regulate the securities markets and securities market professionals, and persons or entities currently holding positions in the company's securities in uncertificated or book entry form and/or the nominees through which those persons hold those positions.

                                 STOCK OWNERSHIP


         The following table sets forth information regarding the beneficial ownership of our Class A Common Stock as of December 17, 2003 (except as otherwise indicated) by (i) each person known by the Company to be the beneficial owner of more than 5% of our Class A Common Stock, (ii) each director and nominee to be a director, (iii) each named executive officer and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. The address of each of the beneficial owners named below is: c/o JAG Media Holdings, Inc., 6865 SW 18th Street, Suite B-13, Boca Raton, Florida 33433.


Name and Address of Beneficial Owner                  Number of Shares Beneficially Owned(1)    Percentage of Class(2)
------------------------------------                  --------------------------------------    ----------------------
Gary Valinoti (President, CEO and Director)                       5,087,000(3)(4)                          12.1%
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433

Thomas Mazzarisi (Executive Vice President,                         610,000(5)                              1.5%
Chief Financial Officer, General Counsel and
Director)
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433

Stephen Schoepfer (Executive Vice President,                        325,000(6)                                 *
Chief Operating Officer and Director)
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433

All executive officers and directors as a                         6,022,000(3)(4)(5)(6)                    14.1%
group (3 persons)

_____________________________
*  Less than one percent

         (1) Assumes the conversion of all shares of Series 1 Class B Common Stock into shares of Class A Common Stock on a one-for-one basis.

         (2) Based on 40,666,271 shares of Class A Common Stock issued and outstanding as of December 17, 2003, plus the number of shares of Class A Common Stock which the beneficial owner has the right to acquire within 60 days, if any.

         (3) Includes 476,818 shares of Class A Common Stock and 47,682 shares of Series 1 Class B Common Stock (convertible on a one-for-one basis into Class A shares) owned by Mr. Valinoti's wife, Cathleen Valinoti.

         (4) Includes 1,000,000 shares of Class A Common Stock issuable upon the exercise of stock options.

         (5) Includes 500,000 shares of Class A Common Stock issuable upon the exercise of stock options.

         (6) Includes 250,000 shares of Class A Common Stock issuable upon the exercise of stock options.

                            TRADING MARKET AND PRICE

         From March 26, 1999 through April 8, 2002, our common stock was traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol JNOT. Prior to that date, the stock was traded under the symbol PFSS with only limited and sporadic trading.

         The following table reflects quarterly high and low sales prices of our common stock from March 26, 1999 through April 8, 2002, the date of our initial recapitalization. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

                                                        High             Low
                                                        ----             ---
Fiscal Year 2000
----------------
First Quarter, ending October 31, 1999                 $8.19            $5.38
Second Quarter, ending January 31, 2000                 8.00             3.38
Third Quarter, ending April 30, 2000                    5.50             1.50
Fourth Quarter, ending July 31, 2000                    2.88             0.81

Fiscal Year 2001
----------------
First Quarter, ending October 31, 2000                  2.13             0.94
Second Quarter, ending January 31, 2001                 1.16             0.13
Third Quarter, ending April 30, 2001                    0.27             0.04
Fourth Quarter, ending July 31, 2001                    0.45             0.04

Fiscal Year 2002
----------------
First Quarter, ending October 31, 2001                  0.32             0.05
Second Quarter, ending January 31, 2002                 0.49             0.05
Third Quarter, through April 8, 2002                    1.40             0.34

         On April 8, 2002, we effected an initial recapitalization of our common stock pursuant to which each one and one-tenth (1.1) shares of our outstanding common stock was reclassified into one (1) share of Class A Common Stock and one-tenth (1/10th) of a share of Series 1 Class B Common Stock.

         Our Class A Common Stock trades in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol JGMHA. The following table reflects quarterly high and low sales prices of our Class A Common Stock from April 9, 2002 through July 31, 2002. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

                                                      High             Low

April 9, 2002 through April 30, 2002                  $1.50            $0.50
Fourth Quarter, ending July 31, 2002                   0.82             0.23

Fiscal Year 2003
----------------
First Quarter, ending October 31, 2002                 0.51             0.21
Second Quarter, ending January 31, 2003                1.48             0.25
Third Quarter, ending April 30, 2003                   0.97             0.41
Fourth Quarter, ending July 31, 2003                   0.87             0.34

Fiscal Year 2004
----------------
First Quarter, ending October 31, 2003                 0.67             0.30
Second Quarter, through December 12, 2003              0.52             0.33


         As of December 17, 2003, there were 1,503 stockholders of record of our Class A Common Stock and 1,585 stockholders of record of our Series 1 Class B Common Stock. On December 12, 2003, the closing bid price for our Class A Common Stock was $0.40.

Dividend Policy

         We have never paid any cash dividends on our Class A Common Stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our Class A Common Stock. Payment of future cash dividends will be determined by our Board of Directors based upon conditions then existing, including our financial condition, capital requirements, cash flow, profitability, business outlook and other factors. In addition, our future credit arrangements may restrict the payment of dividends.

         On March 18, 2003, we announced our intention to declare a special stock dividend. To effect such dividend, we filed a Certificate of Designation with the Secretary of State of the State of Nevada on April 11, 2003 which designated a new series of Class B Common Stock, par value $0.00001 per share, which was distributed by dividend to the our stockholders of record as of the close of business on April 14, 2003 in the ratio of one share of Series 2 Class B Common Stock for every 100 shares of Class A Common Stock.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

         The following table sets forth certain summary information regarding compensation paid to our Chief Executive Officer and certain executive officers for services rendered during the fiscal years ended July 31, 2001, 2002 and 2003. Except as listed in the table below, no executive officer holding office in fiscal year 2003 received total annual salary and bonus exceeding $100,000. No such officers have been awarded any stock options, stock appreciation rights or other long term or incentive compensation not reflected below.

                                                          Annual Compensation
                                                          -------------------
                                                                                                      Long-Term
                                                                                                    Compensation
                                                                                                   Common Shares
                                                                                   Other             Subject to
                                    Fiscal                                         Annual              Options         All Other
Name and Principal Position          Year         Salary          Bonus         Compensation           Granted       Compensation
---------------------------         ------        ------          -----         ------------       ---------------   ------------
Gary Valinoti, President,           2003        $150,000            --             --                 --                  --
Chief Executive Officer,
President and director              2002        $150,000            --             --             1,000,000(1)

                                    2001        $150,000            --             --               900,000(2)           (3)


Stephen J. Schoepfer,               2003        $150,000            --             --                 --                  --
Executive Vice President,
Chief Operating Officer,            2002        $150,000            --             --             1,000,000(1)
Secretary and director
                                    2001        $150,000            --             --               900,000(2)           (3)


Thomas J. Mazzarisi,                2003        $150,000            --             --                 --                  --
Executive Vice President,
Chief Financial Officer,            2002        $150,000            --             --             1,000,000(1)            --
General Counsel and director
                                    2001        $150,000            --             --               900,000(2)           (3)


Raymond G. Taylor,                  2003              --            --             --                 --                  --
(Mr. Taylor served as Chief
Financial Officer of JAG            2002         $25,000            --             --                 --                  --
Media Holdings, Inc. from
April 1, 2001 to November 9,        2001         $65,000             --            --                 --                  --
2001, but is no longer
employed by JAG Media.)


         (1) In lieu of the 900,000 options granted to the executive on December 14, 2000, which options were cancelled effective August 31, 2001, the executive was granted options to purchase 1,000,000 shares of our common stock at an exercise price of $0.02 per share pursuant to an amended and restated employment agreement dated August 31, 2001.

         (2) Received a grant of options to purchase 900,000 shares of our common stock at an exercise price of $0.25 per share on December 14, 2000, pursuant to the terms of an employment agreement with us, which options were cancelled effective August 31, 2001.

         (3) Received grant of a 5% equity interest in JAGfn Broadband LLC, our former webcast subsidiary, on December 14, 2000 which had no value at the time of grant.

Option Grants in Fiscal Year 2003

         No freestanding SARs or restricted stock awards were granted to, or exercised by, any of our named executive officers during the fiscal year ended July 31, 2003.

         The following table sets forth information regarding options to acquire shares of our Class A Common Stock granted under our Long-Term Incentive Plan to our Chief Executive Officer and our other three executive officers as of July 31, 2003.

                OPTION GRANTS IN PERIOD BEGINNING AUGUST 1, 2002
                            AND ENDING JULY 31, 2003

                                              Percentage of
                                                  Total
                                            Options Granted to
                                                Employees
                                              in the period
                              Number of         beginning
                              Securities    August 1, 2002 and
                              Underlying          ended             Exercise or
                               Options           July 31,          Base Price Per    Market Price on
Name                           Granted            2003               ($/Share)      the Date of Grant    Expiration Date
----                          ----------    -------------------    --------------   -----------------    ---------------

Gary Valinoti                     0                *                     *                  *                  *
Stephen J. Schoepfer              0                *                     *                  *                  *
Thomas J. Mazzarisi               0                *                     *                  *                  *

__________________
*        Not applicable.


Report on Repricing of Options.

         Our Board believes that the retention of executives who possess an in depth knowledge of our operations, contacts within the professional financial community for certain information that we provide to our subscribers and the skills and expertise required to lead our organization is vital to our competitive strength. It is the policy of our Board to award stock options to our executive officers in order to align their interests with those of our long-term investors and to help attract and retain these persons. It is our Board's goal to preserve this incentive as an effective tool in compensating, motivating and retaining our executives. We have granted these options at exercise prices below the market price of our stock as a form of immediate compensation to our executives.

         We did not reprice any stock options during our fiscal year ended July 31, 2003.

Option Exercises in Fiscal Year 2003.


         The following table sets forth certain information regarding the stock options exercised during the fiscal year ended July 31, 2003 and the stock options held as of July 31, 2003 by our Chief Executive Officer and our other three executive officers.



                      AGGREGATE OPTION EXERCISES IN 2003 OPTION VALUES

------------------------------------------------------------------------------------------------------------------------------------

                             Shares
                            Acquired       Value             Number of Shares Underlying       Value of Unexercised In-the-Money
          Name             on Exercise   Realized       Unexercised Options at July 31, 2003       Options at July 31, 2003
                           -----------   --------       ------------------------------------   ---------------------------------
                                                          Exercisable       Unexercisable         Exercisable      Unexercisable
                                                        ---------------     -------------      ----------------    -------------

Gary Valinoti                0            0               1,000,000               0              $520,000              0
Stephen J. Schoepfer         250,000      $289,171          250,000               0               $62,500              0
Thomas J. Mazzarisi          0            0                 500,000               0              $260,000              0

------------------------------------------------------------------------------------------------------------------------------------

         During January 2003, Mr. Schoepfer exercised options to purchase 250,000 shares of our Class A Common Stock.

         As a result of the April 2002 recapitalization of our common stock into Class A shares and Class B shares, all outstanding options entitling the holders thereof to purchase shares of our common stock now enable such holders to purchase, upon exercise of their options, the same number of shares of Class A Common Stock.

Director Compensation

         We currently do not compensate our directors for their services in such capacity.

1999 Long-Term Incentive Plan

         In October, 1999 the Board of Directors approved the 1999 Long-Term Incentive Plan. This plan was most recently amended in April 2002. The purpose of the plan is to allow us to attract and retain officers, employees, directors, consultants and certain other individuals and to compensate them in a way that provides additional incentives and enables such individuals to increase their ownership interests in JAG Media. Individual awards under the plan may take the form of:

         o        either incentive stock options or non-qualified stock options;

         o        stock appreciation rights;

         o        restricted or deferred stock;

         o        dividend equivalents;

         o bonus shares and awards in lieu of our obligations to pay cash compensation; and

         o other awards, the value of which is based in whole or in part upon the value of the common stock.

         The plan will generally be administered by a committee appointed by the board of directors, except that the board will itself perform the committee's functions under the plan for purposes of grants of awards to directors who serve on the committee. The board may also perform any other function of the committee. The committee generally is empowered to select the individuals who will receive awards and the terms and conditions of those awards, including exercise prices for options and other exercisable awards, vesting and forfeiture conditions, performance conditions, the extent to which awards may be transferable and periods during which awards will remain outstanding. Awards may be settled in cash, shares, other awards or other property, as the committee may determine.

         The maximum number of shares that may be subject to outstanding awards under the plan will not exceed 6,000,000 shares of Class A Common Stock. As of July 31, 2003, there were a total of 1,750,000 shares of common stock subject to outstanding options granted under the plan. These options have an exercise price of $0.02 per share. As a result of the recapitalization which was effected on April 8, 2002, the foregoing options are now exercisable into 1,750,000 shares of Class A Common Stock.

         The plan will remain in effect until terminated by the board of directors. The plan may be amended by the board of directors without the consent of our stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. The number of shares reserved or deliverable under the plan, the annual per-participant limits, the number of shares subject to options automatically granted to non-employee directors, and the number of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

         We generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the plan, except no deduction is permitted in connection with incentive stock options if the participant holds the shares acquired upon exercise for the required holding periods; and deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code. This limitation, however, should not apply to certain options, stock appreciation rights and performance-based awards granted thereafter if JAG Media complies with certain requirements under Section 162(m).

Employment Contracts

         On August 31, 2001, we entered into amended and restated three-year employment agreements with each of Gary Valinoti (our President and Chief Executive Officer), Stephen J. Schoepfer (our Executive Vice President and Chief Operating Officer) and Thomas J. Mazzarisi (our Executive Vice President, Chief Financial Officer and General Counsel). These agreements amended and superseded the original employment agreements, dated December 14, 2000, between us and the executives named above. Each of these amended and restated employment agreements expires on August 31, 2004 and provides for an annual base salary of $150,000. In addition, each executive is entitled to receive annual incentive stock bonuses as follows:

         o 500,000 shares of Class A Common Stock if the average closing bid price of our common stock for year 1 under the contract is $1.00 or greater;

         o 500,000 shares of Class A Common Stock if the average closing bid price of our common stock for year 2 under the contract is $2.00 or greater; and

         o 500,000 shares of Class A Common Stock if the average closing bid price of our common stock for year 3 under the contract is $3.00 or greater.

         No shares of Class A Common Stock have been earned in years 1 and 2. As a result of the proposed recapitalization of our Class A Common Stock, the annual incentive stock bonuses referred to above for year 3 will, if earned, be issued as shares of Common Stock.

         In addition, each executive is entitled to receive a 5% non-dilutable interest (i.e., a constant percentage ownership interest) in any subsidiary established by JAG Media for its Hispanic/Latin operations. The executives shall also be granted an option to purchase a 5% ownership interest in any subsidiary that JAG Media successfully creates and spins off during the term of their employment contracts.

         In addition, pursuant to these amended and restated employment agreements, each of the above named executives is entitled to the same medical and other benefits, including health and life insurance coverage, as are provided to other employees of JAG Media. In the event JAG Media terminates the employment of any of such executives without cause or such executive resigns for good reason as defined in the employment agreements, such executive shall be entitled to receive (i) continued medical and life insurance coverage for a period equal to the greater of one year or the number of years and fractions thereof between the date of such termination and the end of the term (the Severance Period), (ii) a lump sum cash payment equal to the executive's highest rate of annual salary in effect during the term multiplied by the Severance Period, (iii) a lump sum cash payment equal to the number of accrued and unused vacation days calculated at the executive's then current salary rate and (iv) accelerated vesting of all of the executive's outstanding stock options. Such cash payments will be made within 10 days of termination of employment, and shall not be subject to offset for amounts earned by the executive in respect of any subsequent employment, nor is the executive required to seek any such subsequent employment.

         Further, immediately prior to a "change in control" (as defined in our Long-Term Incentive Plan) of JAG Media, each of the above-named executives shall also be granted an option to acquire 1,000,000 shares of our Class A Common Stock (subject to equitable adjustments for stock splits, etc.) at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option shall be fully vested and immediately exercisable in full and expire on a date which is the earlier of ten years from such change in control and three years after termination of employment. Generally, under our Long-Term Incentive Plan a "change in control" shall be deemed to have occurred (i) if there is an acquisition 30% or more of our then outstanding shares of Class A Common Stock, (ii) Messrs. Valinoti, Schoepfer and Mazzarisi cease for any reason to constitute at least a majority of the members of our Board, or (iii) a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of our assets, or similar transaction shall have occurred. However, a change in control shall not be deemed to have occurred if consummation of such a transaction would result in at least 70% of the total voting power represented by the voting securities of JAG Media outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of outstanding voting securities of JAG Media immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

         In the unlikely event that we issue to Cornell Capital under the equity line more than approximately 17,400,000 shares of our Class A Common Stock and Cornell Capital does not sell any such shares and we issue no other shares, such issuance to Cornell Capital would result in the acquisition by Cornell Capital of more than 30% of our then outstanding shares of Class A Common Stock and would trigger the change in control provisions in the employment agreements of our executive officers. As a result, each of Messrs. Valinoti, Schoepfer and Mazzarisi would be granted an option to acquire 1,000,000 shares of our Class A Common Stock at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option would be fully vested and immediately exercisable in full and expire on a date which would be the earlier of ten years from such change in control and three years after termination of such person's employment. The occurrence of the change of control would also permit each executive to resign from JAG Media if they so chose and be entitled to all of the severance benefits described above, including medical and life insurance coverage, accelerated vesting of outstanding stock options and certain lump sum cash payments.

         Pursuant to the terms and conditions of the amended and restated employment agreements, we cancelled outstanding options granted to each of Messrs. Valinoti, Schoepfer and Mazzarisi to purchase an aggregate of 900,000 shares of our common stock exercisable at a price per share of $0.25. In lieu of these options, we granted on August 31, 2001 to each of Messrs. Valinoti, Schoepfer and Mazzarisi options to purchase an aggregate of 1,000,000 shares of our common stock exercisable at a price per share of $0.02, all of which vested immediately upon the execution of the amended and restated agreements. These options are subject to the terms of our 1999 Long-Term Incentive Plan, as amended, and may be exercised, in whole or in part, by the executives on a cashless basis.

         In connection with our first recapitalization which was effected on April 8, 2002 we amended our Long-Term Incentive Plan to provide that all stock options issued pursuant to the plan, including each of the executive options referred to above, would be exercisable into shares of Class A Common Stock in lieu of common stock. In connection with this recapitalization, if approved, we expect to provide that all such stock options would again be exercisable into Common Stock in lieu of Class A Common Stock.

Indemnification of Officers and Directors

         Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by Nevada law. Our Bylaws include provisions to indemnify our officers and directors and other persons against expenses (including judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. We do not, however, indemnify them in actions in which it is determined that they have not acted in good faith or have acted unlawfully or not in JAG Media's best interest. In the case of an action brought by or in the right of JAG Media, we shall indemnify them only to the extent of expenses actually and reasonably incurred by them in connection with the defense or settlement of these actions and we shall not indemnify them in connection with any matter as to which they have been found to be liable to JAG Media, unless the deciding court determines that, notwithstanding such liability, that person is fairly entitled to indemnity in light of all the relevant circumstances.

         We do not currently maintain director's and officer's liability insurance but we may do so in the future.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, our directors, executive officers and any person holding more than 10% of our common stock are required to file initial forms of ownership of our common stock and reports of changes in that ownership at the Securities and Exchange Commission. Specific due dates for these forms have been established, and we are required to disclose in this report any failure to file by these dates.

         Based solely on our review of the copies of such forms received by it with respect to fiscal 2003, or written representations from certain reporting persons, to the best of our knowledge, all reports were filed on a timely basis.

                              CERTAIN TRANSACTIONS

         On April 1, 2002, Thomas J. Mazzarisi, our Executive Vice President, Chief Financial Officer and General Counsel, loaned us $200,000 out of proceeds that he received from the sale of shares of our common stock in the open market. The loan is subject to the terms and conditions of an unsecured promissory note issued by us to Mr. Mazzarisi on such date. On October 14, 2003, Mr. Mazzarisi agreed to extend the maturity date of the note to the earlier of (i) December 17, 2003 or (ii) the effective date of a "Change in Control" of JAG Media, as such term is defined in our Long-Term Incentive Plan. In exchange for this extension, we agreed to increase the interest rate of the notes from 2.69% to 9.0% retroactively to April 1, 2002.

         On April 1, 2002, Stephen J. Schoepfer, our Executive Vice President and Chief Operating Officer, loaned us $200,000 out of proceeds that he received from the sale of shares of our common stock in the open market. The loan is subject to the terms and conditions of an unsecured promissory note issued by us to Mr. Schoepfer on such date. On October 14, 2003, Mr. Schoepfer agreed to extend the maturity date of the note to the earlier of (i) December 17, 2003 or
(ii) the effective date of a "Change in Control" of JAG Media, as such term is defined in our Long-Term Incentive Plan. In exchange for this extension, we agreed to increase the interest rate of the notes from 2.69% to 9.0% retroactively to April 1, 2002.

         We have used the proceeds of these loans to fund existing payables and for general corporate purposes.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposal to be presented by a stockholder at the Company's 2005 Annual Meeting of Stockholders must be received by the Company no later than __________ ___, 2004, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

                   PROVISION OF CERTAIN ADDITIONAL INFORMATION

         The Company's Annual Report for the fiscal year ended July 31, 2003 is being furnished with this Proxy Statement and pages F-1 to F-26 thereof are incorporated herein by reference.



                                             By Order of the Board of Directors

                                             /s/ Stephen J. Schoepfer

                                             Stephen J. Schoepfer
                                             Secretary


Dated: ________ ___, 200___

                                   APPENDIX A


ARTICLE FOURTH OF THE ARTICLES OF INCORPORATION OF JAG MEDIA HOLDINGS, INC. AS PROPOSED TO BE AMENDED AND RESTATED:


                                     FOURTH

         The aggregate number of shares which the Corporation shall have the authority to issue is Three Hundred Million Four Hundred Forty Thousand (300,440,000) of which:

         (a) Two Hundred Fifty Million (250,000,000) shares shall be common stock, par value $0.00001;

         (b) Four Hundred Forty Thousand (440,000) shares shall be Class B common stock, par value $0.00001, of which (i) 400,000 shares shall be designated as "Series 2 Class B common stock" and
                  (ii) 40,000 shares shall be designated as "Series 3 Class B common stock"; and

         (c) Fifty Million (50,000,000) shares shall be preferred stock, par value $0.00001.

         Upon this Certificate of Amendment of Articles of Incorporation becoming effective pursuant to the laws of the State of Nevada (the "Effective Time"), each share of the Corporation's Class A common stock, par value $0.00001, then issued, and each share of the Corporation's Series 1 Class B common stock, par value $0.00001, then issued, in each case including shares held in the treasury of the Corporation, shall be reclassified as one (1) share of fully paid and nonassessable common stock. As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a transmittal letter to each record holder, as of immediately prior to the Effective Time, of the Class A common stock and Series 1 Class B common stock requiring each holder to exchange his or her certificate. Each holder of any certificate or certificates that immediately prior to the Effective Time represented the Class A common stock and Series 1 Class B common stock, upon surrender of a certificate or certificates to the Corporation or its transfer agent and confirmation of the name(s) of the record and beneficial owner(s) of the shares represented by such certificate, shall be entitled to receive, subject to the succeeding sentence, certificates representing a number of shares of common stock equal to the number of shares of Class A common stock and the number of shares of Series 1 Class B common stock reflected on the surrendered certificate or certificates. The Corporation will not issue certificates representing fractional shares of common stock. All stockholders of record on the record date must surrender the physical share certificates representing shares of the Corporation's Class A common stock and Series 1 Class B common stock for new share certificates representing the common stock.

1.       Common Stock.

         The voting powers, designations, preferences, limitations, restrictions and relative rights of the common stock shall be as follows:

         (a) Voting Rights. Except as required by law, at every meeting of stockholders of the Corporation, every holder of common stock shall be entitled to one vote, in person or by proxy, for each share of common stock outstanding in such holder's name on the stock transfer records of the Corporation.

         (b) Distribution of Assets. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any other of the Corporation's securities, the holders of the common stock, Series 2 Class B common stock and Series 3 Class B common stock will be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

         (c) Dividends. Holders of common stock, Series 2 Class B common stock and Series 3 Class B common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

         (d) Share Certificates. Share certificates shall be issued to represent the common stock which will specify the number of shares represented by such certificate and the name(s) of the record and beneficial owner(s) of such shares. Shares of common stock may be transferred only on the books of the Corporation in person or by duly authorized attorney upon surrender of said certificate properly endorsed and specifying the new beneficial owner.

2.       Series 2 Class B common stock

         (a) Designation and Amount. The shares of such series shall be designated as "Series 2 Class B common stock" and the number of shares constituting such series shall be Four Hundred Thousand (400,000).

         (b) No Voting Rights. Except as required by law, holders of shares of Series 2 Class B common stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

         (c) Distribution of Assets. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any of the Corporation's securities other than common stock, the holders of the Series 2 Class B common stock, Series 3 Class B common stock and common stock will be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

         (d) Dividends. Holders of Series 2 Class B common stock, Series 3 Class B common stock and common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

         (e) Mandatory Redemption. (1) No redemption of the Series 2 Class B common stock shall be authorized or made except as provided herein. Each share of the Series 2 Class B common stock must be redeemed by the Corporation, to the fullest extent permitted by law, within six (6) months (or as soon thereafter as permitted by law) following final resolution of the Corporation's lawsuit against certain brokerage firms (JAG Media Holdings, Inc. v. A.G. Edwards & Sons et al) which is, as of the date of this resolution, pending in U.S. District Court for the Southern District of Texas or any successor or other lawsuit relating to the subject matter thereof in which the Corporation (or any successor-in-interest) is named as a plaintiff (the "Lawsuit"), which date shall be determined by the Board of Directors (the "Redemption Date"). The Redemption Price for each share of the Series 2 Class B common stock shall be equal to the greater of (i) par value or (ii) the amount obtained by dividing (a) ninety percent of the net proceeds to the Corporation of the Lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such amount, by (b) the total number of shares of Series 2 Class B common stock issued and outstanding as of the Redemption Date, which amount shall be rounded to the nearest whole cent. Notice of the redemption by the Corporation of the outstanding shares of Series 2 Class B common stock (the "Redemption Notice") shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the Redemption Date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice, nor any deficiency therein, shall affect the validity of the procedure for the redemption of any shares of Series 2 Class B common stock to be redeemed except as to the holder or holders to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice shall state:


                  (A) the Redemption Price;

                  (B) the Redemption Date;

                  (C) that the holder is to surrender to the Corporation, at the place or places, which shall be designated in such redemption notice, its certificates representing the shares of Series 2 Class B common stock to be redeemed;

                  (D) that dividends on the shares of the Series 2 Class B common stock to be redeemed shall cease to accumulate on the day prior to the Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and

                  (E) the name of any bank or trust company performing the duties referred to in subsection (e)(5) below.

         (2) On or before the Redemption Date, each holder of Series 2 Class B common stock to be redeemed shall surrender the certificate or certificates representing such shares of Series 2 Class B common stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the Redemption Price for such shares shall be payable to the holder thereof whose name appears on such certificate or certificates and who appears on the stock transfer records of the Corporation as the owner thereof, and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares.

         (3) Unless the Company defaults in the payment in full of the Redemption Price, dividends on the Series 2 Class B common stock called for redemption shall cease to accumulate on the day prior to the Redemption Date, and the holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price, without interest.

         (4) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series 2 Class B common stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

         (5) If a Redemption Notice shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the Series 2 Class B common stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of any state thereof. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

         (6) All interpretations of the redemption provisions contained in this Section (e) and all determinations required to be made in connection with the Redemption Date and the Redemption Price, including, without limitation, the determination of which successor or related actions or proceedings may constitute a Lawsuit (as defined herein), shall be within the discretion of the Board of Directors and any such determination by the Board of Directors shall be final and conclusive, and actions by the Corporation in respect of this Section
(e) shall be taken at the direction of the Board of Directors. The Board of Directors may, but need not, appoint such agents, attorneys-in-fact and trustees as and with such revocable and irrevocable powers as it deems appropriate in its sole discretion to carry out the redemption provided for herein.

         (f) No Reissuance of Series 2 Class B common stock. None of the shares of Series 2 Class B common stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued.

         (g) Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day. For the purposes of this Resolution, Business Day shall mean any day other than a Saturday, Sunday, national or relevant state holiday or any other day on which commercial banks in New York City are authorized or required by law to be closed.

         (h) Share Certificates. Share certificates shall be issued to represent the Series 2 Class B common stock which will specify the number of shares represented by such certificate and the name of the beneficial owner of such shares. Shares of Series 2 Class B common stock may be transferred only on the books of the Corporation in person or by duly authorized attorney upon surrender of said certificate properly endorsed and specifying the new beneficial owner.

         (i) Legend. The Series 2 Class B common stock will bear a legend to the following effect:

THE MANDATORY REDEMPTION PROVISIONS, DIVIDEND RIGHTS, VOTING POWERS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND OTHER RIGHTS OF THE SERIES 2 CLASS B COMMON STOCK OF THE CORPORATION ARE SET FORTH IN FULL IN THE CERTIFICATE OF DESIGNATION OF THE SERIES 2 CLASS B COMMON STOCK OF THE CORPORATION, WHICH IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF NEVADA AND AVAILABLE FREE OF CHARGE FROM THE SECRETARY OF THE CORPORATION UPON THE REQUEST OF ANY STOCKHOLDER OF THE CORPORATION.

3.       Series 3 Class B common stock

         (a) Designation and Amount. The shares of such series shall be designated as "Series 3 Class B common stock" and the number of shares constituting such series shall be Forty Thousand (40,000).

         (b) No Voting Rights. Except as required by law, holders of shares of Series 3 Class B common stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

         (c) Distribution of Assets. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any of the Corporation's securities other than common stock, the holders of the Series 3 Class B common stock, Series 2 Class B common stock and common stock will be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

         (d) Dividends. Holders of Series 3 Class B common stock, Series 2 Class B common stock and common stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

         (e) Mandatory Redemption. (1) No redemption of the Series 3 Class B common stock shall be authorized or made except as provided herein. Each share of the Series 3 Class B common stock must be redeemed by the Corporation, to the fullest extent permitted by law, within six (6) months (or as soon thereafter as permitted by law) following final resolution of the Corporation's lawsuit against certain brokerage firms (JAG Media Holdings, Inc. v. A.G. Edwards & Sons et al) which is, as of the date of this resolution, pending in U.S. District Court for the Southern District of Texas or any successor or other lawsuit relating to the subject matter thereof in which the Corporation (or any successor-in-interest) is named as a plaintiff (the "Lawsuit"), which date shall be determined by the Board of Directors (the "Redemption Date"). The Redemption Price for each share of the Series 3 Class B common stock shall be equal to the greater of (i) par value or (ii) .0025% of ten percent of the net proceeds to the Corporation of the Lawsuit after payment of fees and expenses incurred in connection with such lawsuit and all taxes on net income accrued or paid with respect to such amount, which amount shall be rounded to the nearest whole cent. Notice of the redemption by the Corporation of the outstanding shares of Series 3 Class B common stock (the "Redemption Notice") shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the Redemption Date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice, nor any deficiency therein, shall affect the validity of the procedure for the redemption of any shares of Series 3 Class B common stock to be redeemed except as to the holder or holders to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice shall state:


                  (A) the Redemption Price;

                  (B) the Redemption Date;

                  (C) that the holder is to surrender to the Corporation, at the place or places, which shall be designated in such redemption notice, its certificates representing the shares of Series 3 Class B common stock to be redeemed;

                  (D) that dividends on the shares of the Series 3 Class B common stock to be redeemed shall cease to accumulate on the day prior to the Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and

                  (E) the name of any bank or trust company performing the duties referred to in subsection (e)(5) below.

         (2) On or before the Redemption Date, each holder of Series 3 Class B common stock to be redeemed shall surrender the certificate or certificates representing such shares of Series 3 Class B common stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the Redemption Price for such shares shall be payable to the holder thereof whose name appears on such certificate or certificates and who appears on the stock transfer records of the Corporation as the owner thereof, and the shares represented by each surrendered certificate shall be returned to authorized but unissued shares.

         (3) Unless the Company defaults in the payment in full of the Redemption Price, dividends on the Series 3 Class B common stock called for redemption shall cease to accumulate on the day prior to the Redemption Date, and the holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price, without interest.

         (4) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series 3 Class B common stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

         (5) If a Redemption Notice shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the Series 3 Class B common stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of any state thereof. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

         (6) All interpretations of the redemption provisions contained in this Section (e) and all determinations required to be made in connection with the Redemption Date and the Redemption Price, including, without limitation, the determination of which successor or related actions or proceedings may constitute a Lawsuit (as defined herein), shall be within the discretion of the Board of Directors and any such determination by the Board of Directors shall be final and conclusive, and actions by the Corporation in respect of this Section
(e) shall be
taken at the direction of the Board of Directors. The Board of Directors may, but need not, appoint such agents, attorneys-in-fact and trustees as and with such revocable and irrevocable powers as it deems appropriate in its sole discretion to carry out the redemption provided for herein.

         (f) No Reissuance of Series 3 Class B common stock. None of the shares of Series 3 Class B common stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued.

         (g) Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day. For the purposes of this Resolution, Business Day shall mean any day other than a Saturday, Sunday, national or relevant state holiday or any other day on which commercial banks in New York City are authorized or required by law to be closed.

         (h) Share Certificates. Share certificates shall be issued to represent the Series 3 Class B common stock which will specify the number of shares represented by such certificate and the name of the beneficial owner of such shares. Shares of Series 3 Class B common stock may be transferred only on the books of the Corporation in person or by duly authorized attorney upon surrender of said certificate properly endorsed and specifying the new beneficial owner.

         (i) Legend. The Series 3 Class B common stock will bear a legend to the following effect:

THE MANDATORY REDEMPTION PROVISIONS, DIVIDEND RIGHTS, VOTING POWERS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND OTHER RIGHTS OF THE SERIES 3 CLASS B COMMON STOCK OF THE CORPORATION ARE SET FORTH IN FULL IN THE CERTIFICATE OF DESIGNATION OF THE SERIES 3 CLASS B COMMON STOCK OF THE CORPORATION, WHICH IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF NEVADA AND AVAILABLE FREE OF CHARGE FROM THE SECRETARY OF THE CORPORATION UPON THE REQUEST OF ANY STOCKHOLDER OF THE CORPORATION.

4.       Preferred stock.

         The voting powers, designations, preferences, limitations, restrictions and relative rights of the preferred stock shall be as follows:

         The preferred stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the voting powers, designations, preferences and relative, participating, optional, and other special rights of the shares of each series, and the qualifications, limitations and restrictions thereof, to be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law.

         PROXY
                            JAG MEDIA HOLDINGS, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on ________ ___, 2004

         The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Gary Valinoti and Stephen J. Schoepfer or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Class A Common Stock and Series 1 Class B Common Stock of the Company which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held in ____________________, at _______ a.m. on _________,
_________ ___, 2004, or at any adjournment thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

         The nominees for Director are: Thomas J. Mazzarisi, Stephen J. Schoepfer and Gary Valinoti.

                         (To Be Signed on Reverse Side.)
--------------------------------------------------------------------------------

         ---
   A      X    Please mark
         ---   your votes
               as in
               this
               example.


         The Board of Directors recommends that stockholders vote FOR ALL Directors, FOR Proposal 2 and FOR Proposal 3.

                  FOR  WITHHOLD FOR
                  ALL      ALL                                                                              FOR   AGAINST   ABSTAIN
1. Election of                      Nominees: Thomas J. Mazzarisi         2. Selection of J.H. Cohn LLP
    directors.   /  /     /  /                Stephen J. Schoepfer           as the Company's independent   / /     / /       /  /
                                              Gary Valinoti                  accountants for 2004.

INSTRUCTION:  To withhold        ____________________________________
          authority to vote
          for any individual
          nominee or nominees,   _____________________________________
          write the names on
          the space provided

                                      FOR          AGAINST         ABSTAIN

3.   Approval of the amendment
     and restatement of Article
     Fourth of the Articles of        /  /          /  /             /  /
     Incorporation of the
     Company.

                                                                                Please   complete,   sign,   date  and  mail  the
                                                                                enclosed Proxy in the accompanying  envelope even
                                                                                if you  intend  to be  present  at  the  meeting.
                                                                                Returning  the proxy will not limit your right to
                                                                                vote in person or to attend the  Annual  Meeting,
                                                                                but  will  ensure  your   representation  if  you
                                                                                cannot  attend.  If you hold  shares in more than
                                                                                one name,  or if your stock is registered in more
                                                                                than one way,  you may receive more than one copy
                                                                                of the proxy  material.  If so,  please  sign and
                                                                                return  each of the proxy  cards that you receive
                                                                                so that  all of your  shares  may be  voted.  The
                                                                                Proxy is revocable at any time prior to its use.

SIGNATURE(S)    ______________________________
                ______________________________           DATE    _______________

(Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)